Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 333-157279) and the Registration Statement on Form F-10 (File Number 333-162194) of our report dated September 24, 2010 relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting, which appears as a part of this Transition Therapeutics Inc.’s Annual Report on Form 20-F for the year ended June 30, 2010.

/s/ PricewaterhouseCoopers LLP

Mississauga, Canada

September 28, 2010